[LETTERHEAD OF DELOITTE & TOUCHE LLP]          Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of PG&E Corporation on Form S-8 of our reports dated April 6, 2001 (which express unqualified opinions and include explanatory information relating to items discussed in Notes 2 and 3 of the notes to consolidated financial statements), appearing in and incorporated by reference in the Annual Report on Form 10-K of PG&E Corporation for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

San Francisco, California
November 8, 2001